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As filed with the Securities and Exchange Commission on May 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1933097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7601 Interactive Way Indianapolis, Indiana (Address of Principal Executive Offices)	46278 (Zip Code)

INTERACTIVE INTELLIGENCE, INC.
OUTSIDE DIRECTORS STOCK OPTION PLAN
(Full title of the plan)

Stephen R. Head
Chief Financial Officer,
Vice President of Finance and Administration,
Secretary and Treasurer
7601 Interactive Way
Indianapolis, Indiana 46278
(Name and address of agent for service)

 (317) 872-3000
(Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman, Esq.
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204-1782
(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $0.01 par value	150,000	$5.60 (3)	$840,000 (3)	$106.43 (3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)
It is impracticable to state the maximum offering price. For example, shares offered pursuant to stock options granted under the Interactive Intelligence, Inc. Outside Directors Stock Option Plan, as amended, are to be offered at the fair market value of one share of Common Stock of Interactive Intelligence, Inc. on the date the options are granted.

(3)
Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on May 25, 2004, which was $5.60 per share.

        The Registrant's Registration Statement on Form S-8 (Registration No. 333-87919) is incorporated herein by reference.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 28, 2004.

INTERACTIVE INTELLIGENCE, INC.
By:	/s/ DONALD E. BROWN, M.D. Donald E. Brown, M.D. Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date
/s/ DONALD E. BROWN, M.D. Donald E. Brown, M.D.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2004
/s/ STEPHEN R. HEAD Stephen R. Head	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 28, 2004
/s/ WILLIAM E. MCWHIRTER William E. McWhirter	Director	May 28, 2004
/s/ ROBERT A. COMPTON Robert A. Compton	Director	May 28, 2004
/s/ SAMUEL F. HULBERT, PH.D. Samuel F. Hulbert, Ph.D.	Director	May 28, 2004
/s/ MARK E. HILL Mark E. Hill	Director	May 28, 2004

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.2
By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-79509) is incorporated herein by reference.)
4.3
Interactive Intelligence, Inc. Outside Directors Stock Option Plan, as amended. (The copy of this Exhibit filed as Appendix A to the Company's Definitive Proxy Statement filed on April 8, 2004 (File No. 000-27385) is incorporated herein by reference.)
5	Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP
23.2	Consent of KPMG LLP
23.3	Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24	Powers of Attorney (included on the Signature Page of the Registration Statement).

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SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS